                              SECURITY OFFICE PARK








                                 LEASE AGREEMENT

                                     between

                            BRIT LIMITED PARTNERSHIP,
                                   as Landlord

                                       and

                           OXFORD CAPITAL CORPORATION,
                                    as Tenant








                            Dated: January ___, 1996


                                TABLE OF CONTENTS


1.       PREMISES.....................................................  1

2.       TERM.........................................................  1

3.       RENT.........................................................  1

4.       ANNUAL EXPENSE INCREASES.....................................  2

5.       ADDITIONAL RENT..............................................  4

6.       TENANT IMPROVEMENTS..........................................  4

7.       LANDLORD ACCESS..............................................  5

8.       QUIET ENJOYMENT..............................................  5

9.       SERVICES.....................................................  5

10.      USE OF PREMISES..............................................  6

11.      SIGNS........................................................  6

12.      FIXTURES; ELECTRICAL EQUIPMENT...............................  7

13.      ALTERATIONS; MECHANICS LIENS.................................  7

14.      REPAIRS BY LANDLORD..........................................  8

15.      REPAIRS AND MAINTENANCE BY TENANT............................  8

16.      INSURANCE; INDEMNITY.........................................  9

17.      PROPERTY AT TENANT'S RISK.................................... 10

18.      DAMAGE....................................................... 10

19.      CONDEMNATION................................................. 10

20.      LAWS AND ORDINANCES.......................................... 11

21.      RULES AND REGULATIONS........................................ 11

22.      SURRENDER; HOLDOVER.......................................... 11

23.      EVENTS OF DEFAULT............................................ 12

24.      LANDLORD'S REMEDIES UPON DEFAULT............................. 13

25.      REMEDIES CUMULATIVE; NO WAIVER............................... 14

26.      SECURITY DEPOSIT............................................. 14

27.      LIEN ON PERSONAL PROPERTY.................................... 15

28.      ASSIGNMENT; SUBLETTING....................................... 15



29.      SUBORDINATION................................................ 16

30.      MORTGAGEE PROTECTION......................................... 17

31.      MODIFICATIONS DUE TO FINANCING............................... 17

32.      ESTOPPEL CERTIFICATES........................................ 17

33.      FINANCIAL STATEMENTS......................................... 17

34.      UNAVOIDABLE DELAY............................................ 17

35.      NOTICES...................................................... 17

36.      BROKERS...................................................... 18

37.      ATTORNEYS' FEES.............................................. 18

38.      WAIVER OF JURY TRIAL; COUNTERCLAIMS.......................... 18

39.      ASSIGNS AND SUCCESSORS; LIMITATION ON LIABILITY.............. 18

40.      SUBSTITUTED PREMISES......................................... 19

41.      LANDLORD'S CONSENT OR APPROVAL............................... 19

42.      HEADINGS; INTERPRETATION..................................... 19

43.      SEVERABILITY................................................. 19

44.      APPLICABLE LAW............................................... 19

45.      RECORDING.................................................... 19

46.      TIME IS OF THE ESSENCE....................................... 20

47.      SURVIVAL OF OBLIGATIONS...................................... 20

48.      EXECUTION OF DOCUMENTS....................................... 20

49.      PARKING...................................................... 20

50.      ENTIRE AGREEMENT............................................. 20

51.      EXISTING LEASE REIMBURSEMENT................................. 20

52.      OPTION TO RENEW.............................................. 21



EXHIBIT A         --       PREMISES
EXHIBIT B         --       COMMENCEMENT AGREEMENT
EXHIBIT C         --       SPACE PLAN
EXHIBIT C-1       --       INITIAL TENANT IMPROVEMENTS
EXHIBIT D         --       WORK AGREEMENT
EXHIBIT E         --       RULES AND REGULATIONS
EXHIBIT F         --       SIGNAGE

                                 LEASE AGREEMENT
                                 ---------------


         THIS LEASE AGREEMENT (this "Lease") is made as of the ____ day of January, 1996 by and between BRIT LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and OXFORD CAPITAL CORPORATION, a Maryland corporation ("Tenant").

                              W I T N E S S E T H:

         1. PREMISES. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord hereby leases to Tenant, and Tenant does hereby rents from Landlord, the premises (the "Premises") identified as Suite 200 and consisting of approximately 16,840 rentable square feet of office space on the second (2nd) floor of the building (the "Building") known as 7000 Security Boulevard, Baltimore, Maryland, in the Security Office Park (the "Complex"), upon the terms and conditions set forth herein. The Premises are more particularly described on Exhibit A attached hereto. The land upon which the Building is located and the Building are hereinafter referred to herein as the "Property." The roof, exterior faces of all perimeter walls and the use of the air space above the Building shall be reserved for Landlord's exclusive use and Tenant shall have no right of access thereto, except as expressly provided herein. This Lease conveys to Tenant no license, easement or parking privileges except as expressly provided herein.

         2.       TERM.

                  (a) The term of this Lease (the "Term") shall commence on (the "Lease Commencement Date") the earlier to occur of (i) the date of Substantial Completion of the Premises, or (ii) the date on which Tenant commences beneficial use of the Premises, and shall continue until December 31, 2001 (the "Lease Expiration Date"), unless the Lease Term is terminated earlier in accordance with the provisions of this Lease. As used herein, the term "Substantial Completion" shall have the meaning set forth in Exhibit D. Notwithstanding the foregoing, if Landlord is delayed in completing construction of the Premises as a result of any of the reasons described in clauses (i) through (v) of Paragraph 4(b) of Exhibit D, then for purposes of determining the Lease Commencement Date, the Premises shall be deemed to have been substantially complete on the date determined in accordance with Paragraph 4(b) of Exhibit D.

                  (b) Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate, in the form attached hereto as Exhibit B, setting forth the Lease Commencement Date and the date upon which the term of this Lease will expire.

                  (c) It is presently anticipated that the Premises will be ready for occupancy by Tenant on or about April 1, 1996; provided, however, that if Landlord does not deliver possession of the Premises by such date, Landlord shall not have any liability whatsoever to Tenant on account of such failure to deliver possession of the Premises to Tenant and this Lease shall not be rendered void or voidable as a result of such delay, except as otherwise expressly provided herein.

         3.       RENT.

                  (a) Tenant shall pay initially an annual base rent ("Annual Base Rent") of Two Hundred Twenty-Two Thousand Forty Dollars ($222,040.00) in equal monthly installments ("Monthly Base Rent") of Eighteen Thousand Five Hundred Three and 33/100 Dollars ($18,503.33). Annual Base Rent shall be increased in accordance with the terms of Section 3(b) below.

                  (b) Commencing on January 1, 1998, and on the first day of January in each year thereafter, Annual Base Rent shall be adjusted and increased by an amount equal to three percent (3%) of the Annual Base Rent then in effect.

                  (c) Concurrently with the execution of this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of the Annual Base Rent payable during the first (1st) Lease Year, which amount shall be credited by Landlord toward the monthly installment of Annual Base Rent payable for the first (1st) full calendar month of the Lease Term. This amount shall be a non-refundable payment to Landlord in the event Tenant does not occupy the Premises pursuant to this Lease. If the Lease Commencement Date is a day other than the first (1st) day of a month, then Annual Base Rent from the Commencement Date until the first (1st) day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of Annual Base Rent payable during the first (1st) lease year, and Tenant shall pay such prorated installment of Annual Base Rent in advance on the Lease Commencement Date.

                  (d) Rent shall be payable in lawful money of the United States of America to the Landlord or to such other person and at such place as the Landlord may from time to time direct by notice to the Tenant, in advance, without previous notice or demand therefor and without deduction or setoff. Monthly Base Rent shall be due and payable on the first day of each and every month during the Term hereof, except as otherwise provided herein. No payment by Tenant or receipt by Landlord of a lesser amount than the amounts herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. Tenant shall pay Landlord upon demand the sum of Fifty Dollars ($50.00) for each of Tenant's checks returned to Landlord not paid for insufficient funds or other reasons not the fault of Landlord, to cover Landlord's costs in handling such returned items. The foregoing returned check charge represents the parties' reasonable estimate as of the date hereof of the extra expenses that Landlord will incur in processing returned checks, the exact amount of such charges being difficult to ascertain, and such charge shall not be considered interest.

                  (e) For purposes of this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive months, commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; except that if the Lease Commencement Date is a day other than the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) calendar months thereafter.

         4.       ANNUAL EXPENSE INCREASES.

                  (a) Tenant agrees to pay as additional rent to Landlord, Tenant's Pro Rata Share (as hereinafter defined) of the sum (said sum being hereinafter referred to as the "Increase") of (i) the amount, if any, by which the Annual Operating Costs (as hereinafter defined) exceed the Annual Operating Costs incurred by Landlord for calendar year 1996 (the "Base Operating Costs") and (ii) the amount, if any, by which the Real Estate Taxes (as hereinafter defined) for the Property exceed the Real Estate Taxes incurred by Landlord for the 1996/1997 tax year (the "Base Taxes"). The payments called for in this
Section 4(a) are hereinafter sometimes called the "Adjustment Rent". The term "Tenant's Pro Rata Share," as used herein, shall mean the number, expressed as a percentage, equal to the rentable square footage of the Premises divided by the total rentable square footage contained in the Building. Notwithstanding any other provision of the Lease, but taking into account any "Gross-Up" required under the provisions of this Lease; in calculating Tenant's Pro Rata Share of the Increase in Annual Operating Costs for the 1997 calendar year, "Controllable Costs" shall be capped at one hundred ten percent (110%) of the Controllable Costs for calendar year 1996 (as determined on a per rentable square foot basis. As used herein, "Controllable Costs" are defined as follows: All Annual Operating Costs except real estate taxes, insurance, snow removal, utilities, char, and security.

                  (b) After the conclusion of each fiscal year of the Building, Landlord shall furnish to Tenant a statement (each an "Annual Statement") in reasonable detail showing the actual Annual Operating Costs and the Real Estate Taxes for such fiscal year. Tenant shall, with the next installment of rent, pay to Landlord the excess of Tenant's Pro Rata Share of the Increase for the Adjustment Year covered by such Annual Statement above the total monthly payments towards such Increase made by Tenant pursuant to Section 4(c); provided that, if Tenant's monthly payments on account thereof exceed Tenant's Pro Rata Share of the Increase for the fiscal year covered by such Annual Statement, Landlord hereby agrees to credit the excess against Monthly Base Rent accruing thereafter (except where the Term has expired, in which case Landlord agrees, after deducting any sums due Landlord hereunder, to pay Tenant the excess within thirty (30) days after preparation of the Annual Statement for such fiscal year).

                  (c) The Landlord may from time to time during the term hereof deliver to Tenant a written estimate by Landlord of the amount of annual Adjustment Rent which Landlord may estimate and determine will be payable by Tenant during an ensuing Building fiscal year (or portions of a fiscal year) (the "Estimated Adjustment Rent"). Commencing on the first day of the calendar month immediately following the month in which the statement of Estimated Adjustment Rent is tendered, and on the first day of each and every calendar month thereafter until the next such statement, Tenant shall pay to Landlord (in addition to the Monthly Base Rent, and as Additional Rent) a sum as specified by Landlord which is equal to one-twelfth (1/12th) of said Estimated Adjustment Rent, such payments to continue to be due and payable until further notice from Landlord.

                  (d) Any Additional Rent on account of increases due and payable for a partial Lease Year at the commencement or end of the term shall be equitably pro-rated, based upon the number of months and/or days remaining until expiration of the term of this Lease, and the amount or amounts found to be owing by the Tenant shall be paid within ten (10) days after Landlord's demand.

                  (e) Tenant may not claim a readjustment of Tenant's Pro Rata Share or the Increase based on any error of estimation, determination or calculation thereof except by written notice given within sixty (60) days after receipt of the Estimation Statement or Annual Statement (as the case may be) for the fiscal year to which such estimate or calculation relates.

                  (f) "Annual Operating Costs," as used herein, shall include all expenses incurred by Landlord in connection with owning, operating, managing, insuring, repairing, maintaining and protecting the Building and/or its appurtenances (including, without limitation, any parking areas servicing the Building) and/or the Property. By way of example, but without limitation, Annual Operating Costs shall include the following: charges and expenses, salaries, wages and employee benefits for agents or employees of Landlord engaged in the operation, maintenance, servicing or repair of the Building and/or the Property and/or its appurtenances, license, permit and inspection fees and/or charges, repairs and maintenance, utility and utility distribution charges, water and sewer charges, charges for gas, oil and other fuels, charges for steam, premiums for any casualty, liability, rent and/or other insurance obtained by Landlord or on Landlord's behalf with respect to the Building and/or the Property, security services, char and cleaning services, building and cleaning supplies, uniforms and dry cleaning and laundering, window cleaning, snow removal, repair and maintenance of the sidewalks, driveways, roadways (public and private) and grounds, including plantings and ground cover and other improvements and replacements thereto, accounting and legal fees, fees and expenses incurred by Landlord under any service (including, without limitation, garbage and waste disposal (including recycling costs), elevator service, and plumbing service) or management contracts, the cost for telephone, telegraph, stationery, postage and other materials and supplies used in the operation of the Building and/or the Property, personal property taxes, chillers, air conditioning and ventilation, advertising and promotion expenses, all sales and/or excise taxes imposed on any of the services provided by Landlord, a management fee equal to five percent (5%) of the gross revenue from the Building, the cost of any capital improvements intended to decrease Annual Operating Costs or required by Federal, state or local statutes, regulations, rules or orders (the cost of such capital improvements shall be amortized over a reasonable period of time as determined by Landlord and to this extent shall be included in Annual Operating Costs), and any other expenses or charges of any nature whatsoever, whether or not herein mentioned, which shall be included in Annual Operating Costs in accordance with generally accepted accounting and management principles with respect to operation of similar office buildings in the Baltimore metropolitan area.

                  (g) The term "Real Estate Taxes" mean all taxes, rates and assessments, general and special, levied or imposed with respect to the Property, including all taxes, rates and assessments, general and special, levied or imposed for schools, public betterment, general or local improvements and operations (including vault rentals) and taxes imposed in connection with any special taxing district and any assessments made by the United States of America, the State of Maryland, Baltimore County, or any public corporation, district or other public entity. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said Property and/or Landlord in substitution for real estate taxes presently levied or imposed on land, improvements or fixtures in Baltimore County, then any such new tax or levy shall be included within the term "Real Estate Taxes." Should any governmental taxing authority acting under any law or regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, or account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under the other leases or leasehold interests in the Premises, the Building and/or the Property , as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings or otherwise, such tax or excise on rents shall be included within the term "Real Estate Taxes." Expenses, including, but not limited to, reasonable attorneys' fees and consulting fees, incurred by Landlord in protesting, contesting or disputing, or obtaining or attempting to obtain a reduction of any Real Estate Taxes (or the assessment upon which the Real Estate Taxes are based) shall be added to and included in Real Estate Taxes, expressly excluding any penalty or late charges incurred by Landlord for failure to pay such taxes promptly.

                  (h) If during all or part of any fiscal year of the Building (such fiscal year to be as determined and designated by Landlord, and which may be on a Calendar Year or other fiscal year basis as Landlord may determine from time to time) (or partial fiscal year) of the term, Landlord shall not furnish any particular item of work or service (which would constitute an item of Annual Operating Costs hereunder) to at least ninety-five percent (95%) of the rentable area of the Building, because (i) less than all of the Building is occupied or
(ii) such item of work or service is not desired or required by any tenant, or
(iii) any tenant is itself obtaining and providing such item of work or service, then an adjustment shall be made in computing the Annual Operating Costs for such fiscal year (or partial fiscal year) so that the Annual Operating Costs shall be increased for such fiscal year (or partial fiscal year) to the amount that would have been reasonably incurred had Landlord provided such item of work or service to ninety-five percent (95%) of the rentable area of the Building for the entire fiscal year (or partial fiscal year).

                  (i) Tenant shall pay all electricity, telephone and power bills separately metered to the Premises, and any other service or material used by, or provided to, Tenant in connection therewith, when due. The Annual Base Rent provided in this Lease is net of all costs of electricity consumed within the Premises, all such costs being Tenant's responsibility. If Tenant does not pay the same when due, Landlord may pay the same and the amount of such payment shall be deemed Additional Rent which shall be due upon receipt of Landlord's invoice therefor. In determining Tenant's Pro Rate Share of Annual Operating Costs, Landlord shall make reasonable adjustments to reflect Tenant's direct payment of all electric charges for the Premises.

                  (j) Tenant shall pay all rental, sales, use, business and other taxes levied or imposed by the State of Maryland, Baltimore County or other governmental authority on Tenant or Tenant's real or personal property, or the Rent (as hereinafter defined) and the services provided by Landlord hereunder, such payments to be in addition to all other payments required under the terms of this Lease.

                  (k) As used herein, the term "Rent" shall mean the Annual Base Rent and all additional rent, as the same may be adjusted from time to time.

         5. ADDITIONAL RENT. Any and all amounts required to be paid by Tenant hereunder and any and all charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered Additional Rent payable (except as otherwise expressly set forth herein) in the same manner and upon the same terms and conditions as the Monthly Base Rent reserved hereunder. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for nonpayment of Rent.

         6.       TENANT IMPROVEMENTS.

                  (a) Landlord shall, at Landlord's expense, construct the initial tenant improvements to the Premises according to the space plan attached hereto as Exhibit C (the "Space Plan"), which shall include the work set forth on Exhibit C-1, and in accordance with the Work Agreement attached hereto as Exhibit D (the "Initial Tenant Improvements"), using building standard materials and specifications, except as otherwise shown on Tenant's Plans. The specific items of work set forth on Exhibit C-1 are in addition to, and not in limitation of the work set forth in Tenant's Plans. Landlord is under no obligation to make any alterations, decorations, additions or improvements in or to the Premises except as set forth in the Space Plan or Tenant's Plans (as hereafter defined). Any modifications to the Space Plan or Tenant's Plans shall be subject to Landlord's prior written consent. The cost of any additional work performed by Landlord and any modifications or changes to Tenant's Plans shall be paid for by Tenant as follows: (i) fifty percent (50%) upon ordering the additional work and/or modifications and (ii) fifty percent (50%) on the Lease Commencement Date.

                  (b) Attached hereto as Exhibit C is Tenant's final space plan for partition, plumbing, mechanical, electrical, telephone and other requirements for the improvements to be made to the Premises. Such requirements include the categories of work and all other items necessary to complete construction of the Initial Tenant Improvements. Tenant will cause to be prepared from the Space Plan, working drawings for the Initial Tenant Improvements. The working drawings shall be consistent with the scope of work and level of finishes set forth on the Space Plan. Said working drawings shall be approved by both Landlord and Tenant and after such approval shall be defined as "Tenant's Plans". Tenant shall submit Tenant's Plans to Landlord no later than January 25, 1996. Within five (5) days after Tenant's submission of the Tenant's Plans, the Landlord shall notify Tenant of any objections. Tenant shall address all of Landlord's objections and submit revised plans to Landlord within five (5) business days. A copy of the approved working drawings will be attached hereto as Exhibit C and shall be referred to as Tenant's Plans.

                  (c) Tenant shall be responsible for all space planning, architectural and design costs, including the cost of preparing the Space Plan and Tenant's Plans. Upon presentation by Tenant to Landlord of reasonable proof thereof, Landlord shall promptly reimburse Tenant for costs Tenant has paid or incurred as of the date of the Lease, or pays or incurs after such date, in connection with the preparation of the Space Plan and Tenant's Plans, up to a maximum of Sixteen Thousand Eight Hundred Forty Dollars ($16,840.00) [i.e. $1.00 per rentable square foot].

                  (d) The Tenant covenants and agrees that it will fully and faithfully comply with all reasonable response requirements to assure timely completion of the Premises, time being of the essence.

         7. LANDLORD ACCESS. Landlord and its agents may enter the Premises at all reasonable hours to exhibit the same to prospective purchasers, mortgagees or tenants, to inspect the Premises, to see that Tenant is complying with all its obligations hereunder or to make repairs to the Premises or the Property. Landlord shall (except in the event of any emergency) give Tenant prior notice of such access and, during access, use commercially reasonable efforts to minimize any interference with Tenant's business operations.

         8. QUIET ENJOYMENT. Subject to the terms hereof, Landlord covenants that, if Tenant pays the Rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord.

         9.       SERVICES.

                  (a) Except as set forth in this Section 9, Landlord shall be under no obligation to furnish any services or supplies to the Premises or to repair or maintain the Premises. Landlord shall furnish elevator service, water and lavatory supplies during normal business hours, and normal and usual cleaning and janitorial service, Mondays through Fridays (exclusive of Federal, State or local legal holidays), except during periods of repair and maintenance. Landlord further agrees to furnish (i) reasonably adequate electric current for normal office uses and (ii) heat and air conditioning appropriate to the seasons of the year from 8:00 a.m. to 9:30 p.m. (with the system fan to remain on until 10:00 p.m.), Mondays through Fridays, (exclusive of holidays) and from 9:00 a.m. to 1:00 p.m., Saturdays (exclusive of holidays), except during periods of repair and maintenance, all in accordance with the standards of comparable office buildings in the Baltimore metropolitan area as reasonably determined by Landlord. Landlord shall provide heat and air conditioning at times in addition to those specified above, at Tenant's expense, upon not less than forty-eight
(48) hours written notice from Tenant. Tenant shall pay Landlord for said after hours service based upon Landlord's then current schedule of costs and assessments therefor. Landlord shall install, at Landlord's cost, a separate unit or split system to provide ventilation and air conditioning to one office within the Premises, as shown on Tenant's Plans. The unit will operate only for after-hours usage. Tenant shall be responsible for all costs of operating, maintaining, repairing and replacing the unit or system.

                  (b) No claim for compensation or abatement of Rent shall be made by the Tenant by reason of inconvenience, nuisance, loss of business or discomfort arising from the interruption or cessation of or failure in the supply of any utilities, services or systems serving the Premises or from the repair, renovation or rebuilding of any portion of the Property or basic systems thereof nor shall the same give rise to a claim in Tenant's favor that such interruption, cessation, failure, repair, renovation or rebuilding constitutes actual or constructive, total or partial eviction from the Premises.

         10. USE OF PREMISES. The Premises shall be used and occupied by Tenant solely for general office purposes in accordance with applicable zoning laws and for no other purpose whatsoever. Tenant shall not use the Premises, nor suffer the Premises to be used, for any unlawful purpose or in any unlawful manner or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord; (iii) vitiate any insurance carried by Landlord or on Landlord's behalf; or (iv) alter the classification or increase the rate of any insurance on the Building. Tenant shall not commit waste, overload the floors or structure of the Building, or take any action that would impair or alter parking spaces on the Property. Tenant shall not keep within or about the Premises any dangerous, inflammable, toxic or explosive material, nor shall Tenant use the Premises or the Property, nor suffer the Premises to be used, for the manufacture, storage, treatment or disposal of any hazardous or toxic substance, material or waste as such terms may be defined from time to time under Federal, state or local law. In the event of any such waste, damage or manner of use by Tenant, immediately upon verbal notice to Tenant at the Premises, Tenant shall take such steps as are reasonably necessary to cease and repair the same, failing which the Landlord shall be entitled to take such steps and the Tenant shall pay to the Landlord, upon demand, the Landlord's cost thereof. In addition, if the use or occupancy of the Premises, the conduct of business in the Premises or any act or omission of the Tenant in the Premised or the Property, causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Property, the Tenant shall pay to the Landlord on demand the Landlord's cost of any increase in premiums.

         11.      SIGNS.

                  (a) Except as provided herein, no sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or any public area of the Building without the prior written consent of Landlord (which consent may be withheld in Landlord's sole and absolute subjective discretion), and then in such places, numbers, sizes, color and style as are approved in writing in advance by Landlord and which conform to all applicable laws, regulations, rules and ordinances. If any such sign, advertisement or notice is exhibited without Landlord's prior written approval, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord by said removal. Tenant will maintain its permitted signs (if any), decorations, lettering, advertising matter and such other things as may be approved in good condition and repair, and in compliance with all applicable statutes, regulations and rules, at all times. Landlord may prohibit any advertisement of Tenant which in Landlord's opinion tends to impair the reputation of the Building or the Property; upon written notice from Landlord, Tenant shall refrain from and discontinue such advertisement.

                  (b) Provided Tenant is not in default under the Lease and is occupying at least 15,000 rentable square feet of space in the Building, Tenant shall have the right, at Tenant's sole cost and expense and subject to the terms of this Section 11(b), to (i) signage (the "Facade Sign") on the exterior of the Building, using Building standard signage, depicting Tenant's corporate name or logo, as shown on Exhibit F attached hereto, and (ii) a bronze sign in the Building lobby, approximately two (2) feet wide and four (4) feet long (the "Lobby Sign"), as shown on Exhibit F attached hereto. The design, size, engineering, location, materials and manner in which the Facade Sign and the Lobby Sign are attached must be acceptable in all respects to Landlord and all appropriate governmental authorities. The Facade Sign and Lobby Sign shall be designed, constructed and installed in accordance with Landlord's specifications. Tenant shall, at its sole cost and expense, cause the Facade Sign to be maintained in good working order and condition. Tenant's contractors and workmen responsible for maintaining the Facade Sign must be reasonably acceptable in all respects to Landlord and shall perform their work in a manner which does not cause any damage to the Building or interfere with Landlord's maintenance of the Building. Any damage to the Building caused by such installation shall be promptly repaired by Tenant. Tenant shall, at Tenant's expense, obtain all permits and governmental consents relating to the Facade Sign. The rights granted to Tenant in this Section are further subject to all applicable governmental restrictions and regulations. At the expiration or earlier termination of this Lease, Tenant shall pay for the cost of (i) removing the Facade Sign and the Lobby Sign, (ii) repairing any damage to the Building caused by the installation, placement or removal of the Facade Sign and the Lobby Sign, and (iii) restoring the affected portion of the Building to its condition prior to the installation of the Facade Sign and the Lobby Sign, normal wear and tear excepted.

         12.      FIXTURES; ELECTRICAL EQUIPMENT.

                  (a) Tenant shall not place a load upon the floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. No freight, furniture or other building matter or any description may be received into the Building or carried in the elevators, except at such times and dates in such manner as are specifically approved by Landlord in writing in advance. Tenant shall be responsible for any and all damage, injury, or claims resulting from moving of Tenant's equipment, furnishings and/or materials into or out of the Premises or from the storage or operation of the same. Any and all damage or injury to the Premises or the Property (or any part thereof) caused by such moving, storage or operation shall be repaired by Tenant, at Tenant's sole cost, to Landlord's reasonable satisfaction.

                  (b) Tenant shall have the right to install or operate in the Premises any small electrically operated standard office equipment as is typically used in modern offices. Except as otherwise shown on Tenant's Plans, Tenant shall not install or operate in the Premises any "non-standard" equipment without first obtaining the prior consent in writing of Landlord, which consent may, in Landlord's sole discretion, be conditioned on, among other matters, the payment by Tenant of additional rent in compensation for such excess consumption of water and/or electricity as may be occasioned by the operation of said equipment or machinery; nor shall Tenant install any other equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises or the Building without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's sole discretion; provided that, if Landlord shall consent to such installations, all additional utility facilities, changes, replacements or additions necessary to handle facilities, changes, replacements or additions necessary to handle such equipment shall be performed by Landlord or by contractors approved by Landlord at Tenant's expense in accordance with plans and specifications to be approved in writing, in advance, by Landlord.

         13.      ALTERATIONS; MECHANICS LIENS.

                  (a) Tenant shall not make or permit anyone to make any alterations, improvements, installations or modifications in or to any part of the Premises without first obtaining Landlord's prior written consent (which consent may be withheld in Landlord's sole and absolute subjective discretion). Landlord's consent to non-structural alterations not visible from the exterior of the Premises shall not be unreasonably withheld. When granting its consent, Landlord may impose any conditions it reasonably deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of specified insurance. If Landlord shall consent to any alterations or changes in or to the Premises, Tenant shall have all such work performed at Tenant's sole expense and shall comply with the requirements to be established by the Landlord. Any additions, improvements, alterations and installations made by Tenant (excepting only office furniture and business equipment) shall become and remain a part of the Building and be and remain Landlord's property at the Lease Expiration Date; provided, however, that Landlord may require Tenant to remove such additions, improvements, alterations or installation and to restore the Premises to their original condition at Tenant's sole cost and expense and if Tenant fails to restore the Premises as required, Landlord may do so at Tenant's expense. If any alteration is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work.

                  (b) Any alterations shall be conducted on behalf of Tenant and not on behalf of Landlord and Tenant shall be deemed to be the "owner" and not the "agent" of Landlord. If Landlord shall give its written consent to Tenant's making any alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises or the Property to any mechanic's liens which may be filed in respect of any alterations made by or on behalf of Tenant. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Property, or any part thereof, or the Premises, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant, Tenant shall initiate appropriate legal proceedings or otherwise cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within five (5) business days after the filing thereof. If Tenant shall fail to discharge any such lien, Landlord may, at its option discharge the same, without inquiring into the validity thereof, and treat the cost thereof as Additional Rent payable upon Landlord's demand therefor.

         14. REPAIRS BY LANDLORD. Landlord shall maintain and make such repairs to the structural components of the Premises, and the roof, exterior walls, structural floor slabs, columns, elevators, public stairways, and other common areas and facilities of the Building (including the parking areas), as may be necessary to keep them in clean, safe, sanitary and serviceable condition (except if such work is to repair damage or conditions caused by Tenant). In addition, Landlord shall repair all machinery and equipment (including plumbing) necessary to provide the services of Landlord described in Section 9, including the HVAC system servicing the Premises (provided that Tenant shall pay the costs of any repair to such systems or any part thereof damaged by Tenant or Tenant's employees, agents or contractors). Landlord shall not be responsible for the maintenance and repair of the Leibert unit in the Premises, which shall be Tenant's sole responsibility. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair hereunder. Landlord shall provide and install replacement tubes for Building standard light fixtures; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense.

         15. REPAIRS AND MAINTENANCE BY TENANT. Except as expressly provided in
Section 14, Tenant shall maintain the Premises and the fixtures therein in good order and repair during the Term at Tenant's sole cost and expense. All injury to the Premises or the Building and all breakage done by Tenant, or Tenant's agents, contractors, directors, employees, invitees, licensees or officers shall be repaired immediately by the Tenant at Tenant's sole expense. In the event that the Tenant shall fail to make any repairs required pursuant to this Section 15, Landlord shall have the right to make such repairs and any charge or cost so incurred by the Landlord shall be paid by Tenant upon demand. Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise by reason of the making of any such alterations, installations, changes, replacements, additions or improvements. This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights and remedies which the Landlord has or may have in said circumstances.

         16.      INSURANCE; INDEMNITY.

                  (a) Tenant shall carry and keep in full force and effect at all times during the Term of this Lease for the protection of Landlord and Tenant herein, comprehensive general liability insurance for bodily injury, death and damage to property of others, including tenants legal liability for damage to the Premises and blanket contractual liability, with respect to all business conducted from the Premises and the use and occupancy thereof and the use of the common areas including the activities, operations and work conducted or performed by the Tenant, by any other person on behalf of the Tenant, by those for whom the Tenant is in law responsible and by any other person on the Premises, with minimum limits of coverage of at least One Million Dollars ($1,000,000.00) for each occurrence for property damage and bodily injury with an aggregate of Three Million Dollars ($3,000,000.00) and liability insurance for fire damage to the Premises with minimum limits of coverage of at least Two Hundred Fifty Thousand Dollars ($250,000.00). Notwithstanding the foregoing, Landlord shall have the right to require Tenant to increase the minimum limits of coverage set forth above, from time to time, to the standard limits of coverage required in comparable buildings in the Baltimore metropolitan area.

                  (b) In addition, Tenant, at Tenant's sole cost and expense, shall obtain and maintain in full force and effect throughout the Term of this Lease, insurance policies providing for the following coverage: (i) all risk and property insurance against fire, theft, vandalism, malicious mischief, leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the Baltimore metropolitan area, insuring Tenant's improvements in the Premises, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or in the Premises, in an amount equal to not less than the full replacement value thereof, and (ii) such other insurance as the Landlord may reasonably require having regard to the risks which are customarily insured against by prudent landlords and tenants of similarly leased premises.

                  (c) All insurance policies carried by Tenant pursuant to this Section 16, and any other insurance policies carried by Tenant with respect to the Premises, shall (i) be issued in form acceptable to Landlord by insurance companies licensed to do business in the State of Maryland and reasonably satisfactory to Landlord; (ii) name Landlord and its management agent as additional named insured; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (iv) provide for at least thirty (30) days prior written notice to Landlord of any cancellation or material alteration of such policy; (v) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord's agents; and (vi) have such other form and content as Landlord may reasonably require.

                  (d) Upon execution of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of each policy providing all or part of the insurance required pursuant to this Section 16, Tenant shall deliver to Landlord a certified copy of the policy or policies, and renewals thereof, evidencing Tenant's insurance coverage as required hereunder and evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment. In the event that Tenant shall, either upon execution of this Lease or prior to the thirtieth (30th) day before any such insurance coverage herein required to be obtained and maintained by Tenant, fail to do so, then Landlord may (but shall not be obligated to) obtain such insurance coverage and pay the premiums therefor, and the premiums so paid by Landlord shall be payable by Tenant to Landlord, on presentation of Landlord's invoice therefor, as Additional Rent.

                  (e) Tenant hereby releases Landlord and its agents and employees from any and all liability or responsibility to Tenant or any person claiming by, through or under Tenant, by way of subrogation or otherwise, except to the extent of Landlord's obligation to repair pursuant to Section 14 hereof, for the death of or injury to the Tenant or others, or for the loss of or damage to property (including books, records, files, money, securities, negotiable instruments, papers or other valuables) of the Tenant or others, except as a result of Landlord's willful misconduct or gross negligence, or for any indirect or consequential or economic loss, injury or damage of the Tenant or others arising from or out of any occurrence or situation in, upon, at or relating to the Property and, without limiting the generality of the foregoing, the Landlord shall not be liable or in any way responsible for any death, injury, loss or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain, floor, snow, ice or leaks from any part of the Property or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Property; or caused by other tenants occupants or persons in the Premises or other premises in the Property or the public; or caused by operations in the construction of any private, public or quasi-public work; or against which the Tenant is required to insure pursuant to this Lease. Tenant agrees to look to its own fire and hazard insurance policies in the event of damage to Tenant's personal property.

                  (f) Tenant agrees to defend, indemnify and save Landlord harmless from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including reasonable attorney's fees)
(i) relating to or arising from or in connection with any act or omission of Tenant or Tenant's agents, contractors, employees, invitees, licensees or others for whom Tenant is legally responsible, or (ii) relating to or arising from or in connection with any breach of any condition, covenant or obligation of this Lease imposed on Tenant.

         17a PROPERTY AT TENANT'S RISK. All personal property in the Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water, sewer, or steam pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.

         18a DAMAGE. If the Premises shall be damaged by fire or other cause, without the fault or neglect of Tenant, its servants, employees, agents, contractors, invitees or licensees, or other persons for whom Tenant is legally responsible, the damage shall be repaired within a reasonable time by and at the expense of Landlord, and the Annual Base Rent shall abate pro rata until such repairs shall have been made, according to the part of the Premises which is thereby rendered unusable by Tenant; provided, however, that (i) Landlord shall have no obligation to repair, replace or restore Tenant's furniture, fixtures, furnishings or other personal property and (ii) Tenant shall, with all reasonable diligence and at Tenant's sole expense, make all other repairs and do all other items of work which are necessary to return the Premises to the condition existing immediately prior to such damage or destruction and promptly to complete the Premises for use and occupancy by the Tenant. Due allowance shall be made in Landlord's repair obligation for reasonable delay which may arise by reason of any adjustment or settlement of insurance claims by Landlord, and for delay on account of "labor troubles" or any other cause beyond Landlord's control. Notwithstanding the foregoing, if (i) the Premises are rendered wholly untenantable by fire or other cause and the Landlord decides not to rebuild the Premises, or (ii) if the Premises are damaged by fire or other casualty and such damage cannot reasonably be repaired within ninety (90) days following such fire or other casualty, or (iii) if the entire Building be so damaged that Landlord shall decide to demolish it or not to rebuild it, and (iv) Landlord notifies the Tenant in writing of the extent of such damage and such decision, in any of such events, the Term shall terminate upon the thirtieth (30th) day after such notice is given as if such date were the Lease Expiration Date set forth herein, and Tenant shall vacate the Premises and surrender the same to Landlord on such date. Landlord shall have no liability, and shall not be responsible for consequential damages, lost profits or any damage to Tenant's personal property, arising from any such fire or other damage or Landlord's decision to terminate this Lease. No compensation or claim or reduction of rent will be allowed or paid by Landlord by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Premises or any portion of the Building of which they are a part however the necessity may occur.

         19a      CONDEMNATION.

                  (a) If all of the Premises is condemned or taken in any manner for public or quasi-public use (including for all purposes of this Section 19, but not limited to, a conveyance or assignment in lieu of a condemnation or taking), this Lease shall automatically terminate as of the date that Tenant is required to surrender possession of the Premises as a result of such condemnation or other taking. If a part of the Premises so condemned or taken renders the remaining portion untenantable and unusable by Tenant, as determined by Landlord in Landlord's reasonable discretion, this Lease may be terminated by Tenant as of the date Tenant is required to surrender possession of such portion of the Premises, by written notice to Landlord within sixty (60) days following notice to Tenant of the date on which Tenant is required to surrender possession of such portion of the Premises. If a portion of the Building is condemned or taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date Landlord is required to surrender possession as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord as of the date on which possession of the Building (or such part thereof) must be surrendered.

                  (b) Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant specifically for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, or the interruption of or damage to Tenant's business, provided that such award shall not diminish the award to which Landlord is otherwise entitled.

                  (c) In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, the Annual Base Rent shall be reduced in the proportion that the square footage of the portion of the Premises taken by such condemnation or other taking bears to the square footage contained in the Premises immediately prior to such condemnation or other taking. In the event that this Lease shall be terminated pursuant to this Section 19, the Annual Base Rent shall be adjusted through the date that Tenant is required to surrender possession of the Premises.

                  (d) If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease; provided, however, that (i) during such limited period, the Annual Base Rent shall be reduced in the proportion that the square footage contained in the Premises immediately prior to such condemnation or other talking, and (ii) Landlord shall be entitled to whatever compensation may be payable from the requisitioning authority for the use and occupation of the Premises for the period involved.

         20a LAWS AND ORDINANCES. The Tenant shall, at its sole expense, promptly observe and comply with all statutes, laws, ordinances, rules, regulations, orders and requirements of all governmental, quasi-governmental or regulatory authorities including, without limitation, police, fire, health or environmental authorities or agencies, applicable Insurance Rating Bureau, and of any liability or fire insurance company by which the Landlord or the Tenant may be insured at any time during the Term, which are applicable to the Tenant, the condition, maintenance or operation of the Premises or the leasehold improvements therein or any part thereof, the occupation or use of the Premises or the conduct of any business in, at, upon or from the Premises, or which are applicable to or require the making of repairs, replacements, installations, alterations, additions, changes or improvements to the Premises or the leasehold improvements therein; subject, however, to the other provisions of this Lease requiring the Landlord's prior approval of leasehold improvements.

         21a RULES AND REGULATIONS. Tenant shall at all times, and shall cause everyone for whom the Tenant is in law responsible or over whom the Tenant might reasonably be expected to have control (including, but not limited to, Tenant's employees) to, comply with the rules and regulations promulgated by Landlord. Landlord's current rules and regulations are set forth on the attached Exhibit
E. Tenant shall also comply with any measures the Landlord may from time to time introduce to conserve or to reduce consumption of energy.

         22a      SURRENDER; HOLDOVER.

                  (a) Upon the expiration or sooner termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Premises and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in good order and condition, as the same is now or shall be on the Lease Commencement Date, ordinary wear and tear excepted, and shall inform Landlord of all combinations of locks, safes and vaults, if any, in the Premises. Subject to the provisions of Sections 13 and 27 hereof, Tenant, at Tenant's sole expense, shall promptly remove all personal property of Tenant, repair all damage to the Premises caused by such removal and restore the Premises to the condition which existed prior to the installation of the property so removed. Any personal property of Tenant not removed within ten (10) days following the expiration or earlier termination of the Lease shall be deemed to have been abandoned by Tenant and to have become the property of Landlord, and may be retained or disposed of by Landlord, as Landlord shall desire, in accordance with applicable law.

                  (b) If Tenant shall not immediately surrender the Premises on the Lease Expiration Date, then Tenant shall, by virtue of this Lease, become a month-to-month tenant at twice the Rent in effect prior to the expiration of the Term, commencing said monthly tenancy with the first day after the Lease Expiration Date; and Tenant, as a monthly Tenant, shall be subject to all of the other terms, conditions and covenants of this Lease as though the same had originally been a monthly tenancy. In such event, each party hereto shall give to the other at least thirty (30) days' written notice to quit the Premises, except in the event of non-payment of Rent when due, or of the breach of any other covenant by the said Tenant, in which event TENANT SHALL NOT BE ENTITLED TO ANY NOTICE TO QUIT, THE USUAL THIRTY (30) DAYS' NOTICE TO QUIT BEING HEREBY EXPRESSLY WAIVED. In the event that Tenant shall hold over after the Lease Expiration Date and Landlord shall desire to regain possession of the Premises promptly following the Lease Expiration Date, then Landlord may, at Landlord's election, re-enter and take possession of the Premises forthwith, by any legal action or process in force in the State of Maryland, TENANT HEREBY WAIVING ANY NOTICE TO QUIT; provided, however, that (i) Tenant shall pay Landlord a fair rental value (but not as rent) equal to two (2) times the Monthly Base Rent plus all Additional Rent payable for the last month of the Term, for each month or portion thereof that Tenant remains in possession following the Lease Expiration Date, and (ii) Tenant shall indemnify Landlord against any and all claims, losses and liabilities for damages resulting from failure to surrender possession, including, without limitation, any claims made by any succeeding tenant.

         23a EVENTS OF DEFAULT. The occurrence of any of the following shall be deemed to be an "Event of Default" under this Lease:

                  (a) if Tenant shall default in the payment, when due, of any installment of Rent to be paid by Tenant hereunder (all of which monetary obligations of Tenant shall bear interest at the rate of fifteen percent (15%) per annum (but in no event greater than the highest non-usurious rate permitted under the laws of the State of Maryland) from the due date until paid in full, and such interest shall constitute Additional Rent hereunder due and payable with the installment of Monthly Base Rent next due);

                  (b) if Tenant shall default in performing any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant's monetary obligations hereunder, or the surrender of the Premises upon the expiration of the Term), or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of the Building, and Tenant fails to cure such default within fifteen (15) days after written notice thereof from Landlord;

                  (c) if Tenant shall abandon the Premises or vacate the Premises for more than ten (10) days;

                  (d) if any steps are taken or any action or proceedings are instituted by the Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding up or liquidation of the Tenant or the assets thereof;

                  (e) if Tenant shall become insolvent, make an assignment for the benefit of creditors, or file, be the subject of, or acquiesce in a petition filed in any court in the nature of a bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)
days);

                  (f) if any seizure, execution, attachment or similar process is issued against Tenant or Tenant's assets or any encumbrancer takes any action or proceeding whereby any of the improvements, fixtures, furniture, equipment or inventory in or relating to the Premises or any portion thereof or the interest of the Tenant therein or in this Lease or any business conducted in or from the Premises shall be taken or attempted to be taken;

                  (g) if a receiver, manager, custodian or any party having similar powers is appointed for all or a portion of the property or business of the Tenant, or any assignee, subtenant, concessionaire, licensee or occupant of the Premises;

                  (h) if Tenant makes a sale of all or substantially all of its assets;

                  (i) if any insurance policy on the Property or any part thereof is canceled or is threatened by the insurer to be canceled, or the coverage thereunder reduced in any way by the insurer and the Tenant has failed to remedy the condition giving rise to such cancellation, threatened cancellation or reduction of coverage within five (5) days after notice thereof from the Landlord;

                  (j) if the Tenant purports to make a Transfer other than in compliance with the provisions of this Lease; or

                  (k) the occurrence of any event which, pursuant to the other terms of this Lease entitles Landlord to re-enter the Premises of terminate this Lease.

         24a LANDLORD'S REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, Landlord, at its option may pursue any one or more of the following remedies without any notice or demand whatsoever:

                  (a) Landlord, at its option, may at once, or any time thereafter terminate this Lease by written notice to Tenant, whereupon this Lease shall end concurrently with the receipt by Tenant of such notice, TENANT HEREBY EXPRESSLY WAIVING ANY NOTICE TO QUIT PROVIDED BY CURRENT OR FUTURE LAW. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may re-enter the Premises and repossess it, and remove all persons and effects therefrom, without being guilty of trespass, forcible entry, detainer or other tort. Notwithstanding any termination of this Lease pursuant to this
Section 24(a), Tenant shall remain liable for the Rent as hereinafter provided.

                  (b) Landlord may, without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, make such alterations and repairs, as, in Landlord's sole judgment, may be necessary to relet the Premises, and relet such space or any part thereof, on Tenant's behalf, for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied first to the payment of any loss or expense of such reletting, including brokerage fees, reasonable attorneys' fees and the cost of such alterations and repairs; second, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including interest thereon; third, to the payment of Rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default. Landlord shall in no event be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or, in the event that the Premises are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

                  (c) In the event Landlord terminates this Lease in accordance with the provisions of this Section 24, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and reasonable expenses Landlord may suffer or incur by reason of Tenant's default hereunder, including, without limitation, the cost of recovering the Premises, reasonable attorneys' fees and either (i) the worth at the time of such termination of the excess if any, of the amount of Rent and charges equivalent to the Rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, or (ii) the excess of the Rent reserved hereunder above the amount of rent collected upon reletting the Premises, all of which sums shall become immediately due and payable by Tenant to Landlord upon demand.

                  (d) Landlord may, but shall not be obligated to, cure, without notice (unless expressly provided herein to the contrary), any default(s) by Tenant under this Lease, and Tenant shall pay to Landlord, as Additional Rent, upon presentation of Landlord's invoice therefor, all costs and expenses incurred by Landlord in curing such default(s), including, without limitation, court costs and attorneys' fees and disbursements in connection therewith, together with interest on the amount of costs and expenses so incurred at the rate specified in Section 24(a) hereof; provided, that Landlord shall not be liable to Tenant for any loss, injury or damage caused by acts of the Landlord in remedying or attempting to remedy any such default. Tenant shall, in addition, pay to Landlord upon presentation of Landlord's invoice therefor, such expenses (regardless of whether or not suit is filed) as Landlord may incur (including, without limitation, court costs and attorneys' fees and disbursements) in enforcing the performance of any obligation of Tenant under this Lease.

                  (e) For each payment of Rent (or portion thereof) which is not paid within five (5) business days after the due date thereof, Tenant shall pay a late charge equal to the greater of (i) $100.00 or (ii) five percent (5%) of such installment of Rent (or portion thereof). It is hereby acknowledged by Landlord and Tenant that this charge represents the parties' reasonable estimate as of the date hereof of the extra expenses that Landlord will incur in processing delinquent payments of Rent, the exact amount of such charges being difficult to ascertain, and such late charge shall not be considered interest. Payment of the foregoing late charge shall not be deemed to excuse the untimely payment of Rent by Tenant.

                  (f) Tenant hereby appoints the person in charge of the Premises at the time as its agent to receive service of all dispossessory or restraint proceedings and notices thereunder and under this Lease, and if no person is then in charge of the Premises, such service or notice may be made by attaching the same to the main entrance of the Premises, provided that a copy of any such proceedings or notices shall be mailed to Tenant in the manner set forth in Section 35 hereof.

                  (g) Any suit brought to collect the amount of any deficiency in Rent for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord may, in Landlord's sole discretion, choose to defer collection of such amounts until the date upon which the Term expires or would have expired but for such sooner termination, and Tenant hereby agrees that in such event Landlord's cause of action shall be deemed to have accrued as of the date upon which the Term expires or would have expired but for such sooner termination, as the case may be.

         25a REMEDIES CUMULATIVE; NO WAIVER. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any others. In the event of any breach or threatened breach by Tenant or any of the covenants or provisions of this Lease, Landlord shall, without limitation, have the right of injunction. No pursuit of any remedy by Landlord shall constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant's violation of any of the covenants and provisions of this Lease. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom of practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof, unless such waiver shall be given in writing and signed by Landlord.

         26a      SECURITY DEPOSIT.  [Intentionally Omitted.]
         27a LIEN ON PERSONAL PROPERTY. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a security interest, to secure payment of all sums due under this Lease, upon all goods, wares, equipment, fixtures, furniture and other personal property of Tenant (exclusive of accounts receivable and personal property of Tenant's employees) situate in or upon the Premises, together with the proceeds from the sale or lease thereof. Such property shall not be removed without the prior written consent of Landlord (which consent may be withheld or conditioned in Landlord's sole discretion) until all arrearages in sums payable to Landlord hereunder have been paid and discharged. Upon the occurrence of any Event of Default, Landlord may, in addition to any other remedies provided herein or by law, enter the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on the Premises without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any such sale. Unless otherwise required by law, notice to Tenant of such sale shall be deemed sufficient if given in the manner prescribed in this Lease at least ten (10) days before the time of sale. Any public sale made under this Section 27 shall be deemed to have been conducted in a commercially reasonable manner if held in the Premises or the Building, after the time, place and method of sale and a general description of the type or types of property to be sold have been advertised in a daily newspaper published in Baltimore County for five (5) consecutive days before the date of sale. Landlord or its assigns may purchase such personal property at a public sale and, unless prohibited by law, at a private sale. The proceeds from any disposition pursuant to this
Section 27, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted herein. Any surplus shall be paid to Tenant or as otherwise required by law. Tenant shall pay any deficiencies upon demand. Any statutory lien for rent provided by the laws of the State of Maryland is expressly reserved, with the security interest granted herein being in addition and supplementary thereto.

         28a      ASSIGNMENT; SUBLETTING.

                  (a) Tenant will not assign, transfer, mortgage, pledge or otherwise encumber this Lease, or sublet or permit the occupancy or use by any third party (including, without limitation, any licensee, concessionaire or franchisee), of the Premises or any part thereof, whether effectuated by operation of law or by transfer of any interest in Tenant or otherwise, (each of the foregoing hereinafter referred to as a "Transfer"), without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute subjective discretion. Any request for consent of the Landlord to any Transfer shall be in writing accompanied by full particulars of the proposed Transfer with copies of all documents relating thereto, full particulars of the identity, responsibility, reputation, financial standing and business of the Transferee (as hereinafter defined) together with all further information relating to the proposed Transfer which is relevant. In addition, the Tenant shall promptly furnish such further information which the Landlord may request.

                  (b) If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, the issuance or transfer of any voting capital stock of Tenant or of any corporate entity which directly or indirectly controls Tenant which shall result in a change in the voting control of Tenant or the corporate entity which controls Tenant shall be deemed to be a Transfer of this Lease within the meaning of this Section 28. If Tenant is a partnership or an unincorporated association, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant, or the sale, issuance or transfer of a majority interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership or unincorporated association or corporation which directly or indirectly controls Tenant, or the transfer of any portion or all of any general partnership or managing partnership interest, shall be deemed to be a Transfer of this Lease within the meaning of this
Section 28. The Tenant shall make available to the Landlord, or its representatives, all books and records of the Tenant for inspection at all reasonable times to ascertain to the extent possible whether there has been any such change of control.

                  (c) Any attempted Transfer without Landlord's consent shall be null and void and shall confer no rights upon the purported assignee, transferee, mortgagee or sublessee (each of the foregoing hereinafter referred to as a "Transferee"). Neither the consent by Landlord to any Transfer, nor the collection or acceptance of rent from any Transferee, shall constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease or Tenant's liability under any such covenant or obligation, nor shall any such Transfer be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further Transfer. In the event Landlord consents to a Transfer,
(i) Tenant shall enter into and effect such Transfer only upon terms consistent with the request for consent, the information furnished in connection with such request, and any conditions to its consent imposed by the Landlord, (ii) the Tenant shall enter into and cause the Transferee to enter into, at least five
(5) business days prior to the proposed effective date of such Transfer, all agreements prepared by the Landlord or its attorneys as may be appropriate to implement any change to this Lease required by such Transfer and to satisfy any of the conditions to its consent imposed by the Landlord, (iii) Tenant shall pay to Landlord a fee to cover accounting costs, plus any reasonable legal fees incurred by Landlord as a result of the Transfer, and (iv) Tenant shall pay to Landlord any profits derived from the

Transfer. Tenant hereby assigns to Landlord the rent due from each Transferee and hereby authorizes each such Transferee to pay said rent directly to Landlord.

                  (d) Tenant shall have the right, without the consent of Landlord, to assign this Lease to any "Affiliate" of Tenant, provided the financial condition, net worth and credit worthiness of the proposed assignee is equal to or better than Tenant's financial condition, reputation and net worth, as it exists on the date of this Lease and such Affiliate is of comparable quality with comparable use of Premises as other tenants of the Building, does not adversely affect the Building, and expressly assumes in writing, prior to the effective date of such assignment, all obligations of Tenant hereunder. The term "Affiliate" shall mean (i) any entity which controls Tenant or is controlled by Tenant or is under common control with Tenant, (ii) any person or entity to whom all or substantially all of the assets of Tenant are conveyed, or
(iii) any successor to Tenant by merger, consolidation or other operation of law. Tenant shall give Landlord written notice of any such proposed assignment or subletting at least thirty (30) days prior to the proposed effective date of such assignment.

         29a      SUBORDINATION.

                  (a) This Lease shall be subject and subordinated at all times to all ground or underlying leases which may hereafter be executed affecting the Property, and the lien of all mortgages and deeds of trust now or hereafter placed on or against the Property, on or against Landlord's interest or estate therein, and on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination; provided, however, Tenant shall, within five (5) business days of Landlord's request therefor, execute and deliver any documents or instruments that may be required by any lender or ground lessor to effectuate any subordination.

                  (b) Notwithstanding the foregoing, any beneficiary under any mortgage or deed of trust may at any time subordinate its deed of trust to this Lease in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such deed of trust to the Lease to the extent set forth in such document and thereupon the Lease shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

                  (c) Landlord shall, upon receipt of a written request therefor from Tenant, use commercially reasonable diligence to obtain an agreement from Landlord's first mortgagee to the effect that so long as this Lease is fully executed and in full force and effect, Tenant shall have paid the Rent when due, shall have complied with all the other terms, conditions, obligations and covenants contained in this Lease, and attorns to the first mortgagee, Tenant shall be permitted by the first mortgagee to remain in quiet possession of the Premises without interruption or disturbance from the first mortgagee, or, at the option of the mortgagee, the Tenant shall enter into a new lease for the unexpired portion of the Term on the same terms and conditions as contained in this Lease. The Tenant shall promptly execute such documents as may be required by the Landlord or the first mortgagee to give effect to the foregoing and shall pay on demand the Landlord's reasonable legal fees and expenses relating thereto.

         30a MORTGAGEE PROTECTION. Tenant agrees to give any mortgagees or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees or trust deed holders shall have an additional ninety (90) days within which to cure such default or if such default cannot be cured within that ninety (90) days, any such mortgagee or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated so long as such remedies are being so diligently pursued.

         31a MODIFICATIONS DUE TO FINANCING. If, in connection with obtaining temporary or permanent financing for the Building or the Property, any lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of an amendment to this Lease to effect such modification(s), provided such modification(s) do not increase the financial obligations of Tenant hereunder or materially and adversely affect (i) the interest hereby created or (ii) Tenant's reasonable use and enjoyment of the Premises.

         32a ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time upon written request from Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, within five (5) business days' following demand therefor, a statement in writing (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder (or, if Tenant has conditionally accepted possession of the Premises, or is not currently paying rent, stating the reasons therefor), (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the dates to which the Rent and other charges hereunder have been paid by Tenant, (iv) stating whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease (or of any event which will, upon the passage of time, constitute a default), and, if so, specifying each such default in detail, (v) that Tenant has no knowledge of any event having occurred that authorized (or which, but for the passage of time will allow) the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail), and (vi) such other information as Landlord or such other person may reasonably request. Any such statement, delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or the Property or Landlord's interest therein.

         33a FINANCIAL STATEMENTS. Tenant, upon written request by Landlord, will provide Landlord (not Landlord's management agent) with a copy of its current financial statements, consisting of a balance sheet, an earnings statement, statement of changes in financial position, statement of changes in Tenant's equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a certified public accountant or sworn to as to their accuracy by Tenant's most senior official and its chief financial officer. The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request. The terms of the confidentiality agreement entered into by Landlord prior to entering into negotiations for this Lease shall apply to any financial statements delivered pursuant to this Section 33.

         34a UNAVOIDABLE DELAY. In the event Landlord is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any other cause beyond Landlord's reasonable control (whether similar or dissimilar), then the time for performance of the affected obligation(s) shall be excused for the period of the delay and extended for a period equivalent to the period of such delay, interruption or prevention.

         35a NOTICES. Each notice given pursuant to this Lease shall be given in writing and shall be (i) delivered in person, (ii) sent by nationally recognized overnight courier service, or (iii) sent by certified mail, return receipt requested, first class postage prepaid, to Landlord or Tenant, as the case may be, at their respective notice addresses as set forth below, or at any such other address that may be given by one party to the other by notice pursuant to this Section 35. Such notices, if given as prescribed in this Section 35, shall be deemed to have been given (a) at the time of delivery if delivery is made in person, (b) on the next business day if deposited with a nationally recognized overnight courier service in time for next day delivery, or (c) on the third business day following the date of mailing if mailed. During any interruption or threatened interruption of substantial delay in postal services, all notices shall be delivered personally or by nationally recognized overnight courier service.

     If to Landlord:
               BRIT LIMITED PARTNERSHIP
               c/o Jeffrey Lee Cohen
               Suite 300
               11140 Rockville Pike
               Rockville, MD 20852

     If to Tenant:
          Prior to the Commencement Date
               OXFORD CAPITAL CORPORATION
               Suite L-260
               10005 Old Columbia Road
               Columbia, MD 21046

     After the Commencement Date, at the Premises.

     36a BROKERS. Landlord and Tenant each represent and warrant one to another that neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease other than Miller Corporate Real Estate Services and Crystal Hill, which shall be paid in accordance with a separate agreement. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for broker or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

     37a ATTORNEYS' FEES. In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due, or recovery of the possession of the Premises, in the hands of an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees whether suit is actually filed or not.

     38a WAIVER OF JURY TRIAL; COUNTERCLAIMS. LANDLORD AND TENANT EACH HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT AND/OR TENANT'S USE OR OCCUPANCY OF THE PREMISES. TENANT SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR OTHER ACTION BASED ON TERMINATION OR HOLDOVER. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY AND ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THE SAME HAS EXECUTED THIS LEASE.

     39a  ASSIGNS AND SUCCESSORS; LIMITATION ON LIABILITY.

     (a) This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership; provided that nothing in this Section 39 shall be deemed to permit any Transfer in violation of Section 28 hereof. Whenever Landlord conveys its interest in the Building, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date the assignee of Landlord executes an assumption to such an assignment whereby the assignee expressly agrees to assume all of Landlord's obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form release and such other documentation as may be required to further effect the foregoing provision.

     (b) The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and Tenant shall not look to any other property or asset of Landlord, its partners or its agents or representatives in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. No other properties or assets of Landlord, and no properties or assets of Landlord's agents or representatives shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys.

     (c) The liability to pay Rent and perform all other obligations under this Lease of each individual, corporation, partnership or business association signing this Lease as Tenant, and of each member of any such partnership or business association, the members of which are subject to personal liability, shall be deemed to be joint and several.

     40a  SUBSTITUTED PREMISES.  [Intentionally Omitted.]

     41a LANDLORD'S CONSENT OR APPROVAL. With respect to any provision of this Lease which provides that Tenant shall obtain Landlord's consent or approval, Landlord may withhold or condition such consent or approval for any reason in its sole and absolute discretion, unless the provision specifically states otherwise.

     42a  HEADINGS; INTERPRETATION.

     (a) The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and reference, and in no way shall be held to explain, modify, amplify, define, limit, construe, or describe the scope or intent of such Sections of this Lease nor in any way add to the interpretation, construction or meaning of any provision or otherwise affect this Lease.

     (b) Each obligation of any party hereto expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

     43a SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

     44a APPLICABLE LAW. This Lease shall be construed under the laws of the State of Maryland, without regard to the conflict of laws principles thereof.

     45a RECORDING. Neither this Lease nor any memorandum nor short form hereof shall be recorded in the land or other records of Baltimore County without the prior written consent of Landlord (which may be withheld in Landlord's sole discretion). Tenant shall bear all taxes and fees in connection with any permitted recordation.

     46a TIME IS OF THE ESSENCE. Time is of the essence in this Lease and of all provisions hereof, except as expressly set forth to the contrary herein.

     47a SURVIVAL OF OBLIGATIONS. All of Tenant's duties and obligations provided for herein, including any and all indemnifications of Landlord and the Property, to the extent that the same shall not be fulfilled during the Term hereof, and Landlord's rights and remedies in respect of such unfulfilled duties and obligations, shall survive and remain in full force and effect notwithstanding the expiration or sooner termination of the Term of this Lease.

     48a EXECUTION OF DOCUMENTS. The Tenant irrevocably constitutes the Landlord, the agent and attorney of the Tenant for the purpose of executing any agreement, certificate, attornment or subordination required by this Lease if Tenant fails to execute any such document within five (5) business days after the receipt of a request in respect thereof.

     49a  PARKING.

     (a) Provided that Tenant shall not be in default hereunder, Landlord shall make available to Tenant, its employees and guests, at no charge to Tenant, fifty-four (54) unassigned parking spaces (i.e. based on a ratio of 3.2 spaces per thousand rentable square feet of the Premises). Parking will be in those areas (the "Parking Areas") as Landlord or its operator may from time to time designate. Tenant shall not use, or permit its invitees to use, any number of parking spaces in excess of the number allocated as provided above. Tenant and its invitees shall comply with the regulations promulgated by Landlord from time to time relating to parking. Landlord shall not be required to reserve or police the use of the parking areas; provided that Landlord may, at its option, limit access to the parking areas, by mechanical gates or otherwise, to ensure that only authorized users are admitted to the parking areas. Tenant and its employees shall not park in any spaces designated for use by the handicapped, by visitors only or as reserved. As part of and not in addition to Tenant's parking rights, Landlord shall provide Tenant with one (1) reserved parking space in a location designated by Landlord towards the entrance of the Building.

     (b) The use of the Parking Areas shall be at the sole risk of Tenant and the users of the parking permits provided hereunder, and Tenant hereby releases Landlord and its agents and employees from any and all liability or responsibility to Tenant or any user of a parking permit provided hereunder for any death, injury, loss or damage to persons or property occurring during the use of the Parking Areas.

     50a ENTIRE AGREEMENT. This Lease consists of this writing and is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all prior negotiations, discussions, representations, warranties, agreements and inducements between the parties having been incorporated herein. No course of prior dealing between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

     51a EXISTING LEASE REIMBURSEMENT. Provided Tenant is not in default under this Lease, Landlord shall reimburse Tenant for a portion of Tenant's monthly base rental expense payable under Tenant's current lease dated August 3, 1992 between Crystal Hill/Rivers

Limited Partnership, as landlord, and Tenant, as tenant, for the premises located at Suite L-260, 10005 Old Columbia Road, Columbia, Maryland 21046 (the "Existing Lease"), for the period commencing on the Lease Commencement through December 31, 1996 (the "Reimbursement Period"), in accordance with the following terms:

     (a) Landlord's reimbursement obligation shall not exceed $10,000 for any month, prorated for any partial month (the "Maximum Reimbursement Amount").

     (b) Each request for reimbursement shall be accompanied by evidence satisfactory to Landlord that the amount requested has been paid by Tenant for Tenant's monthly base rental payment under the Existing Lease. Landlord's payment shall be due within ten (10) days of Tenant's request.

     (c) Tenant shall use its best efforts to mitigate its obligations under the Existing Lease through either a sublease, assignment or other means. In connection therewith, Tenant shall use its best efforts to market Tenant's existing space.

     (d) The Maximum Reimbursement Amount for any month shall be reduced by any sublease rental or other consideration received by Tenant for its existing premises for such month.

     52a OPTION TO RENEW. Tenant shall have one (1) option to renew this Lease for one additional five (5) year period (the "Renewal Term") provided that (i) written notice (an "Exercise Notice") of the exercise of Tenant's option to renew is given by Tenant to Landlord not less than nine (9) months prior to the end of the Term, (ii) Tenant is not, as of the date of its Exercise Notice or thereafter, in default hereunder, (iii) Tenant is occupying the Premises, and (iv) Tenant has not sublet or assigned its interest in the Premises. The Renewal Term, if the option is properly exercised, shall extend the Term on the same terms and conditions contained herein except (i) the Annual Base Rent for the Renewal Term shall be at of the prevailing market rate for comparable space in comparable buildings in the Woodlawn/Rutherford Westside area, (ii) the Increase shall be determined under the provision of Section 4, and (iii) following the Renewal Term there shall be no further Renewal Terms. If Landlord and Tenant are unable to agree on the prevailing market rate at least six (6) months prior to the Lease Expiration Date then the renewal option shall be deemed rescinded and the Lease shall terminate on the scheduled Lease Expiration Date. If Tenant shall fail to exercise its renewal option in a timely manner, Tenant shall have no further option to renew this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

WITNESS:                                LANDLORD:
                                        BRIT LIMITED PARTNERSHIP
                                        By:  BECO-BRIT, Inc.,
                                             Authorized General Partner


                                             By:
                                                --------------------(SEAL)
                                                 Name:
                                                 Title:

WITNESS/ATTEST:                         TENANT:
                                             OXFORD CAPITAL CORPORATION


                                             By:
                                                --------------------(SEAL)
                                                 Name:
                                                 Title:

                               SECURITY OFFICE PARK

                                    EXHIBIT A

                                     PREMISES


                                  [To Be Attached.]

                                SECURITY OFFICE PARK

                                     EXHIBIT B

                               COMMENCEMENT AGREEMENT


     Landlord and Tenant hereby declare that:

     1.   The Lease is in full force and effect.

     2.   The Lease Commencement Date is hereby established to be _________ 1,
1996.

     3.   The Lease Expiration Date is hereby established to be December 31,
2001.

WITNESS:                      LANDLORD:
                              BRIT LIMITED PARTNERSHIP
                              By:  BECO-BRIT, Inc.,
                                   Authorized General Partner


                                   By:
                                      --------------------------(SEAL)
                                       Name:
                                       Title:

WITNESS/ATTEST:               TENANT:
                                        OXFORD CAPITAL CORPORATION


                                   By:
                                      --------------------------(SEAL)
                                       Name:
                                       Title:

                                SECURITY OFFICE PARK

                                     EXHIBIT C

                                     SPACE PLAN


                                 [To Be Attached.]

                                SECURITY OFFICE PARK

                                    EXHIBIT C-1

                            INITIAL TENANT IMPROVEMENTS


     1.   Install new, energy efficient lights in the Premises.

     2.   Install new ceiling tiles.

     3.   Install conduits for cabling to work stations.

     4.   Install glass doors in executive suite area.

     5. Install electronic entry system at four (4) locations on the floor, as shown on Tenant's Plans. The electronic entry system shall also permit access to the main Building entrance.

     6.   Install built-in items in rest area, as shown on Tenant's Plans.

                                SECURITY OFFICE PARK

                                     EXHIBIT D

                                   WORK AGREEMENT


     This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the ___ day of January, 1996 (the "Lease"), by and between BRIT LIMITED PARTNERSHIP ("Landlord"), and OXFORD CAPITAL CORPORATION ("Tenant").
The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

     1. Tenant's Authorized Representative. Tenant hereby designates Joseph Rensin ("Tenant's Authorized Representative") as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Exhibit. Landlord shall not be obligated to respond to or act upon any such plan, drawing, change order or approval unless and until it has been initialled by Tenant's Authorized Representative.

     2. Landlord's Work. Landlord shall perform all work and provide all materials necessary to improve the Premises in accordance with the plans and specifications mutually agreed to by Landlord and Tenant ("Tenant's Plans"). Landlord shall not be obligated to provide any improvements other than the improvements specified in Tenant's Plans. Tenant shall be responsible for paying the cost of any improvement requested by Tenant and approved and/or installed by Landlord which is not specified in Tenant's Plans.

     3. Change Orders. All additional costs attributable to change orders requested by Tenant and approved by Landlord shall be payable by Tenant prior to the performance of the work contemplated by such change order.

     4.   Substantial Completion.

     (ai Except as provided in Paragraph 4(b) hereof, the Premises shall be deemed to be substantially complete when the work to be performed by Landlord pursuant to this Exhibit has been completed, as certified by Landlord's architect, except for long lead time items and items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing substantial interference with Tenant's use of the Premises (i.e., the "punch list" items)

     (bi If Landlord shall be delayed in completing the Premises as a result of:

          (iA Tenant's failure to comply with any of the deadlines specified in the Lease; or

          (iiA Tenant's request for modifications to plans or working drawings;
          or

          (iiiA     Tenant's failure to pay when due the amounts required
          pursuant to this Exhibit; or

          (ivA the performance of any work by any person, or firm employed or retained by Tenant; or

          (vA  Any other delay caused by Tenant,

then for purposes of determining the Lease Commencement Date, the Premises shall be deemed to have been substantially complete on the date that Landlord's architect determines that the Premises would have been substantially complete if such delay or delays had not occurred.

     5. Possession by Tenant. The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory, except as to any defects or incomplete work that are described in a written notice given by Tenant to Landlord not later than the day Tenant accepts occupancy of the Premises. Tenant and its agents shall have no right to make any alterations in the Premises until Tenant submits such written notice. Landlord agrees to correct and complete those defects and incomplete items described in such notice which Landlord's architect or engineer confirms are, in fact, defects or incomplete items.

                                SECURITY OFFICE PARK

                                     EXHIBIT E

                               RULES AND REGULATIONS


     1. All waste paper, refuse and garbage shall be kept in containers in the Premises or at such other location acceptable to Landlord and removed at Tenant's expense, except insofar as building standard char service may be furnished at Landlord's expense under the terms of the Lease to which these Rules and Regulations are attached (hereinafter referred to as the Lease).

     2. No flammable or combustible fluid, chemical, or explosives shall be kept or permitted to be kept on the Premises except such as may be kept in proper small containers and may be required for the day-to-day functioning of office equipment permitted to be used on the Premises, subject, further, however to such reasonable restrictions and/or preclusions as Landlord's insurance carrier may require.

     3. Landlord shall have the right to prohibit any advertisement or other marketing activity of Tenant which in Landlord's opinion tends to impair the reputation of the Complex or its desirability for Landlord's intended purposes and upon written notice from the Landlord, Tenant shall refrain from and discontinue such activity.

     4. Landlord may prescribe and limit the weight, method of installation and positioning of all safes, file cabinets and shelving, or other furniture, fixtures, equipment and vehicles in or about the Premises. Tenant will not use or install any of the foregoing objects in or about the Premises that might place a load upon any surface exceeding the load per square foot which such surface was designated to carry or that is of a bulk exceeding the dimensional clearances of, e.g., entranceways to the Premises, without prior approval of Landlord on reasonable notice to Landlord by Tenant.

     5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in existing locks or the mechanism thereof. Upon the termination of the Lease, Tenant shall return to Landlord all keys to storage, office and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof as well as the cost of, replacing the lock(s) to which such key(s) relate(s), if, in the opinion of Landlord, the replacement thereof is necessary.

     6. No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant in the Premises other than microwave cooking approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall not cause or permit any unusual or objectionable odors to originate from the Premises.

     7. Absent the specific prior written approval of Landlord, no space in the Complex shall be used for manufacturing or for the sale of merchandise, goods, or property of any kind.

     8. No person shall be employed by Tenant to do janitorial work within the Premises without the Landlord's consent to commence such work, and such persons shall, while in the Complex inside or outside of the Premises, comply with all instructions issued by Landlord or its representatives. Tenant shall not engage, for hire or otherwise, any employee of Landlord or any Landlord agent to perform any work or services for Tenant or related to Tenant's use of the Premises, not previously authorized and directed to be performed on behalf of Tenant by Landlord directly.

     9. Landlord reserves the right to take all reasonable measures as Landlord may deem advisable for the security and protection of the Complex including the establishment of separate rules and regulations applicable to person and/or vehicle ingress, egress, security equipment, access cards, etc. To this end, Landlord may also, e.g., exclude from the Complex at all times any person who is not known or does not properly identify himself to the Complex management or watchman on duty and establish to the satisfaction of management or such watchman that such person has the right to enter or leave the Complex, and disclose to the reasonable satisfaction of such management or watchman that such person is not in possession of any material or substance that may cause harm to or damage the Complex or any occupants within it. Landlord may, at its option, require all persons admitted to or leaving the Complex to register with the Complex security guards. Landlord may, further, direct the evacuation of the Complex for cause, suspected cause, or for drill purposes, and to this end, temporarily deny access to the

Complex. Tenant shall be responsible for all persons for whom Tenant authorizes entry into the Complex and shall be liable to Landlord for all acts of such persons.

     10. No portion of the Complex may be used for lodging or sleeping or for any immoral or illegal purpose.
     11. Canvassing, soliciting and peddling in the Complex is prohibited, and Tenant shall cooperate to prevent the same.

     12. The number of employees or other persons that shall work in or otherwise have access to the Premises, the number and nature of all vehicular traffic that shall be associated with the occupancy of the Premises and use of the Complex and the fixtures, equipment and materials used by Tenant in or about the Premises shall not be other than for routine and normal office use, which term is understood to mean in the Lease such as has been initially represented by Tenant to Landlord at the time of the execution of the Lease and as may be subsequently agreed to by Landlord. Landlord reserves the right to preclude any use of the Premises or the Complex by Tenant in the event the manner or extent of such use is not as previously represented by Tenant and agreed to by Landlord notwithstanding the fact that such use may generically fall within the purview of the use(s) comprehended by Section 10 of the Lease. Tenant shall not use or permit the Premises or any other portion of the Complex to be used in any disorderly manner or for any unlawful purpose, or do or permit any act therein or thereabout which is unlawful, or constitute a nuisance or otherwise be violative of any applicable restriction, restrictive covenant, law, rule, regulation, ordinance, or requirement or any governing authority, be such local, State or Federal, or which would place Landlord in default of any underlying ground lease or security instrument to which the Lease may be subordinate. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or the Complex, neither will Tenant do or suffer anything to be done thereupon or thereabout which would cause or be likely to cause injury thereto or that would deface or otherwise damage, injure or alter the structural integrity of any surface, including parking areas, as well as the walls, ceilings, floors, windows, woodwork, fixtures, equipment or other property included in the Premises or the Complex. Neither the Complex, the Premises nor any part thereof including any utility service available thereto will be used or loaded by Tenant beyond the present capacity thereof or, if appropriate, the present allocation of such capacity to the Premises. No sound or electronic system shall be utilized in any manner to affect the persons or property of others outside the Premises.

     13. Subject to the provisions of these Rules and Regulations, all non-allocated common areas or facilities in the Complex shall be available for the nonexclusive use of Tenant in common with others. Landlord reserves the right, however, to license, on such terms as Landlord in its sole discretion may deem appropriate from time to time, for the specific account of any particular tenant(s) of the Complex, specific areas or facilities in the Complex that may be designated for use in common with other tenants and authorized users as of the effective date of the license or at any time subsequent thereto, e.g., specific parking areas. In the absence of such a designation on behalf of Tenant, Tenant shall not exercise any exclusive dominion or control over any common area or facility. All parking area facilities which may be furnished by Landlord in or near the Complex, all employee parking areas, truck way or ways, loading docks, package pick-up stations, bathroom and related facilities, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, and other areas and improvements which may be provided by Landlord for the general use in common of, e.g., Complex tenants, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to police all common areas and facilities; from time to time to change the area, location, size and arrangement of any common area or facilities or to eliminate other than specifically allocated or normally acquired common areas entirely; to change vehicular routes to such extent as Landlord may desire, to restrict parking by tenants to employee parking areas; to construct surface, subterranean, or elevated parking areas and facilities; to establish and from time to time change the level of parking surfaces; to establish a stacking parking system; to close all or any portion of said common areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close access to the Complex or any portion thereof in case of riot, public excitement or other commotion; to discourage non-tenant parking; to do and perform such other acts in and to said common areas and improvements as, in the use of good business judgement, Landlord shall determine to be advisable with a view to the improvement or the convenience and use thereof by Complex tenants. All Tenant automobiles shall be parked only in such areas as Landlord may from time to time designate as employee parking areas. All sidewalks, curbs, parking areas, service areas, roadways, and other common areas and facilities in the Complex of which the above-designated premises is a part, shall be used solely for their intended purposes and Tenant shall not misuse, obstruct, encumber, or permit the misuse, obstruction or encumbrance of any such areas or facilities nor of any light, skylight, or any part of any sprinkler, heating, air conditioning, plumbing, or utility system. All parking areas, whether common or exclusively allocated to any Complex tenant shall be used solely for temporary vehicular parking subject to such rules and regulations, as Landlord may, from time to time, make applicable to such parking. Tenant agrees promptly to remove from any common area any of Tenant's merchandise there delivered or deposited.

     14. To the extent that any improvements exhibit or any other exhibit attached to the Lease or any other writing specifically designated in any such exhibit or in the Lease does not specify, in detail, the specifications of any Landlord work to be performed, either at the expense of Landlord or at the expense of Tenant, Landlord's discretionary determination of the sufficiency, quality, manner of installation, location, nature and extent of the work to be performed and of the materials necessary to complete such work shall control.

     15. Upon notice given to Tenant, which need not be in writing, of any violation of these Rules and Regulations, Landlord may, should Tenant fail to correct such violation within the period required in the notice, either take such action as Landlord may consider appropriate to correct such violation or mitigate the effects thereof, all at the expense of Tenant, or declare such violation a breach of the Lease of which these Rules and Regulations are a part and proceed accordingly. Especially because of fire, traffic and safety hazards created by the presence of unauthorized vehicles and merchandise in common areas, Tenant acknowledges that Landlord shall have the right to remove such vehicles or merchandise and that upon such removal, Landlord's sole responsibility shall be to notify Tenant of such removal in fact and the location of the removed property; provided, however, Landlord shall use reasonable efforts to notify Tenant (which notice may be verbal) prior to towing any vehicles belonging to Tenant or Tenant's employees, agents or invitees. Tenant's failure to claim such property within five (5) working days of such notice shall authorize Landlord to have such property disposed of in such manner, in its sole discretion, shall consider appropriate.

     16. Truck parking, loading and unloading will be prohibited in both the front and rear parking areas. Tenant will require any deliveries to be made to the premises by truck, van or otherwise, to be made at such time or times (including advance notice where considered appropriate by Landlord), in such manner and subject to such Rules and Regulations as Landlord may consider appropriate from time to time, for deliveries to the Complex. As between Tenant and Landlord, Tenant shall be responsible for any damage or injury to person or property caused by or related to any such delivery. All delivery assistance equipment, e.g., hand trucks, dollies, etc. must be of such form and capable of such operation as Landlord in its sole discretion may consider appropriate.

     17. Landlord shall have the sole and exclusive right, exercisable without notice and without liability to Tenant for damage or injury to property, persons, or business and without effecting any eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent:

     (ai  To change the name of the Complex or its street signs.
     (bi To install, affix and maintain any and all signs on the exterior and interior of the Complex.
     (ci To designate and approve, prior to installation, all types of windowshades, blinds, drapes, awnings, ventilators, and similar equipment, and to control and modify all building lighting and air conditioning.
     (di To designate, restrict and control all sources within the Complex from which Tenant may obtain drinking water, towels, toilet supplies, catering, food and beverages, or like or other services on or about the premises, and in general to reserve to Landlord the exclusive right to designate, limit, restrict, and control any business and any service in or to the Complex and its tenants; provided, however, Tenant shall have the right to select a vending machine provider for the Premises and specify the contents of such machines, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord's consent to Tenant's pricing is not required.
     (ei To decorate and to make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the development, or any part thereof, and for such purposes to enter upon the premises, and during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Complex, to interrupt or temporarily suspend Complex services and facilities and to change the arrangement and location of entrances or passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Complex, so long as the Premises are reasonably accessible.

     (fi To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber the Premises or any part of the Complex.

     18. Tenant shall further abide by those additional rules, regulations, and restrictions as Landlord may make generally applicable from time to time to the Complex. Landlord reserves the right to waive any rule or regulation on behalf of Tenant or any other tenant of the Complex and the exercise of such right shall not affect the applicability to Tenant of any rule or regulation not waived specifically on behalf of Tenant.

                                SECURITY OFFICE PARK

                                     EXHIBIT F

                                      SIGNAGE


                                 [To Be Attached.]












                                          1